Exhibit 99.1

Arcimoto, Inc. Secures $4.5 Million Financing to Initiate Production of its Ultra Efficient Electric Vehicle

The First Retail Customer Deliveries of the Pure Electric “Fun Utility Vehicle” are Expected in Early 2019

EUGENE, Ore., December 27, 2018 – Arcimoto, Inc.® (NASDAQ: FUV) — makers of the Fun Utility Vehicle® (FUV®) — an affordable, practical, and joyful pure electric vehicle for everyday commuters and fleets, announced today that it has raised $4.5 million in funding and is now targeting production of the world’s first Fun Utility Vehicles for retail customers in the first quarter of 2019.

The financing, led by FOD Capital, LLC, included the purchase of 500,000 shares of Arcimoto’s common stock at a purchase price of $3.00 per share, as well as the issuance of a $3.0 million senior secured note, which bears 10% interest over a one-year term, and a warrant to purchase 942,857 shares of registered FUV common stock for $3.50 per share. ROTH Capital Partners acted as a financial advisor for the transaction.

“This financing will allow Arcimoto to take the next critical step: the semi-automated manufacture, assembly, and delivery of our first retail vehicles. With global demand for electric vehicles accelerating, we are confident that Arcimoto’s vision – of a capital efficient enterprise producing affordable, efficient, small-footprint EVs designed for everyday driving – is well-timed,” said Mark Frohnmayer, President and Founder of Arcimoto. He continued, “We believe this funding positions us to begin delivering on our 3,250 customer pre-orders, as well as deploy rental fleets in key destination cities.”

Arcimoto’s current pre-order deposits represent approximately $49 million in anticipated sales revenue for the Company.

About Arcimoto, Inc.

Headquartered and manufactured in Eugene, Oregon, Arcimoto, Inc. (NASDAQ: FUV) is devising new technologies and patterns of mobility that together raise the bar for environmental efficiency, footprint and affordability. Available for pre-order today, Arcimoto’s Fun Utility Vehicle is one of the lightest, most affordable, and most appropriate electric vehicles suitable for the daily driver. For more information, please visit www.arcimoto.com.

Safe Harbor / Forward-Looking Statements

Except for historical information, all of the statements, expectations, and assumptions contained in this press release are forward-looking statements. Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and are likely to, differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors discussed from time to time in documents which we file with the SEC. In addition, such statements could be affected by risks and uncertainties related to, among other things: our ability to manage the distribution channels for our products, including our ability to successfully implement our rental strategy, direct to consumer distribution strategy and any additional distribution strategies we may deem appropriate; our ability to maintain quality control over our vehicles and avoid material vehicle recalls; the number of reservations and cancellations for our vehicles and our ability to deliver on those reservations; unforeseen or recurring operational problems at our facility, or a catastrophic loss of our manufacturing facility; our dependence on our suppliers; the volatility of our stock price; our ability to maintain our NASDAQ Capital Market listing; costs and risks associated with litigation; and other risks described from time to time in periodic and current reports that we file with the SEC.

Investor Relations Contact:

Greg Falesnik

Managing Director

MZ Group – MZ North America

Main: 949-385-6449

investor@arcimoto.com

Public Relations Contact:

Susan Donahue

Managing Director

Skyya Communications

Main: 646-454-9378

pr@arcimoto.com